CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated September 22, 2025, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust I’s Certified Shareholder Reports on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 21, 2025

Appendix A

Fund Name

Columbia Cornerstone Growth Fund (formerly known as Columbia Large Cap Growth Fund)

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Total Return Municipal Income Fund (formerly known as Columbia Tax-Exempt Fund)

Columbia Ultra Short Term Bond Fund